Exhibit 99.1

Teleflex Appoints Veteran Medical Technology Executive Sean M. Salmon to Teleflex Board of Directors

Wayne, Pa., September 8, 2026 - Teleflex Incorporated (NYSE:TFX), a leading global provider of medical technologies, today announced the appointment of Sean M. Salmon to its Board of Directors, effective September 8, 2026.

Mr. Salmon brings over three decades of global leadership experience in the medical device and pharmaceutical industries, culminating in more than 20 years at Medtronic plc (NYSE: MDT). He most recently served as Executive Vice President and President of its Cardiovascular Portfolio, a global business with fiscal 2025 revenue of approximately $12.5 billion for which Mr. Salmon was instrumental in developing the growth strategy. He previously held leadership roles across Medtronic’s Diabetes, Coronary and Structural Heart, and Coronary and Renal Denervation businesses. Mr. Salmon currently serves as an independent director of Adagio Medical Holdings, Inc. (Nasdaq: ADGM).

“We are pleased to welcome Sean to the Teleflex Board,” said Andrew A. Krakauer, Chairman of the Teleflex Board of Directors. “Sean is an industry veteran and proven operator with a strong record of driving growth and profitability across large, complex medical technology businesses. His deep expertise in capital allocation, portfolio strategy and operational execution will complement the existing capabilities of the Board and be particularly valuable as Teleflex advances its strategic priorities. We look forward to benefiting from his perspective as we continue to drive durable performance and value for shareholders.”

Mr. Salmon’s appointment highlights the Board’s continued focus on strong governance and ongoing refreshment in support of the Company’s strategic priorities and value creation. Following his appointment, one third of the Board will have been refreshed in 2026 alone. The Teleflex Board is now comprised of nine directors, eight of whom are independent.

Mr. Salmon will also serve on the Growth and Operating Committee. The committee was established earlier this year to support management’s continued execution of Teleflex’s strategic transformation, including ongoing initiatives to strengthen operational execution, identify growth opportunities and enhance accountability across the organization.

About Sean M. Salmon

Mr. Salmon is a proven operating executive with more than 30 years of global business leadership experience across the medical device and pharmaceutical sectors, including cardiac ablation, coronary and peripheral vascular disease, and structural heart disease. His background spans commercial operations, business development, research and development, clinical research, regulatory, quality, finance, medical affairs, reimbursement and supply chain, providing the Board with a broad range of perspectives on operating strategy, portfolio management and growth.

Mr. Salmon spent more than two decades at Medtronic, Inc., where he most recently served as Executive Vice President & President, Cardiovascular Portfolio (2020–2025) and previously as Executive Vice President & Group President, Diabetes (2019–2022), President, Coronary and Structural Heart Business Units (2014–2019), President, Coronary and Renal Denervation Business Units (2011–2014), and General Manager, Coronary and Peripheral Business Units (2007–2011). Since December 2025, he has served as owner of Zamboni Holdings, LLC, providing consulting and advisory services in venture, private equity, investment banking and strategy consulting. Mr. Salmon also serves on the Healthcare at Kellogg Advisory Board. He holds an MBA from the Kellogg School of Management at Northwestern University and a B.S. in Applied Physiology from Boston University.

About Teleflex Incorporated

As a global provider of medical technologies, Teleflex is driven by our purpose to improve the health and quality of people’s lives. Through our vision to become the most trusted partner in healthcare, we offer a diverse portfolio with solutions in the therapy areas of anesthesia, emergency medicine, interventional cardiology and radiology, surgical, vascular access, and urology. We believe that the potential of great people, purpose driven innovation, and world-class products can shape the future direction of healthcare.

Teleflex is the home of Arrow™, Barrigel™, Deknatel™, LMA™, Pilling™, QuikClot™, Rüsch™, UroLift™ and Weck™ – trusted brands united by a common sense of purpose.

At Teleflex, we are empowering the future of healthcare. For more information, please visit teleflex.com.

Forward Looking Statements

Certain statements made in this press release, other than statements of historical fact, are forward-looking statements, including statements related to the expected contributions of new members of the Board of Directors and the Company’s corporate governance and strategic priorities. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “potential,” “continue” and similar expressions typically identify forward-looking statements. These statements are based on the Company’s current expectations and are not guarantees of future performance; actual outcomes may differ materially due to a number of factors, including those described in Item 1A, Risk Factors, of the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update these forward-looking statements except as required by law.

Contacts:

Teleflex
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investor.relations@teleflex.com
610-948-2836